As filed with the Securities and Exchange Commission on September 7, 2001.
                                                      Registration No. 333-_____
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                                  __________
                             WACHOVIA CORPORATION
            (Exact name of registrant as specified in its charter)

          North Carolina                                 56-0898180
          (State or other jurisdiction of             (I.R.S. Employer
          incorporation or organization)             Identification No.)

          One First Union Center
          Charlotte, North Carolina                       28288-0013
          (Address of principal executive offices)        (Zip Code)
                                  __________
         Wachovia Corporation (formerly named First Union Corporation)
                           2001 Stock Incentive Plan
                           (Full title of the plan)
                           ------------------------

                          Ross E. Jeffries, Jr., Esq.
              Senior Vice President and Assistant General Counsel
                             Wachovia Corporation
                            One First Union Center
                     Charlotte, North Carolina 28288-0630
                    (Name and address of agent for service)
                    ---------------------------------------

                                (704) 374-6611
         (Telephone number, including area code, of agent for service)
         -------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE

Title of                                     Proposed maximum   Proposed maximum     Amount of
securities to                Amount to be    offering price     aggregate            registration
be registered                registered      per share (1)      offering price (1)   fee (1)(2)
-------------                ----------      -------------      -----------------    ----------
Common Stock, $3.33 1/3      18,000,000 shs.     $34.75         $625,500,000         $165,132
par value (and associated
stock purchase rights)

________________________________________________________________________________

(1) Pursuant to Rule 457(c) and (h)(1) of the Securities Act of 1933 (the "Securities Act"), the registration fee is being computed based upon $34.75, the average of the high and low prices reported on the New York Stock Exchange Composite Transactions tape on September 5, 2001.
(2) The $165,132 registration fee is to be paid by debiting Wachovia Corporation's (formerly known as First Union Corporation) account (CIK number 0000036995) for such amount.

         PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents are incorporated by reference in this Registration
Statement:

     (1) the Annual Report of Wachovia Corporation (formerly named First Union Corporation, "New Wachovia") on Form 10-K for the year ended December 31, 2000;

     (2) New Wachovia's Quarterly Reports on Form 10-Q for the periods ended March 31, 2001 (as amended on Form 10-Q/A) and June 30, 2001;

     (3) New Wachovia's Current Reports on Form 8-K dated January 18, 2001, April 16, 2001 (as amended June 25, 2001), May 3, 2001, May 15, 2001
          (as amended June 25, 2001), July 12, 2001, July 20, 2001, July 23,
          2001, August 30, 2001, and September 6, 2001; and

     (4) all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year referred to in (1) above.

     In addition, all documents subsequently filed by New Wachovia pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 5.  Interests of Named Experts and Counsel.

     The validity of the shares of Common Stock issuable under the Wachovia Corporation (formerly named First Union Corporation) 2001 Stock Incentive Plan (the "Plan") have been passed upon for New Wachovia by Ross E. Jeffries, Jr., Esq., Senior Vice President and Assistant General Counsel of New Wachovia. Mr. Jeffries owns shares of Common Stock and holds options to purchase additional shares of Common Stock.

Item 6.  Indemnification of Directors and Officers.

     Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act contain specific provisions relating to indemnification of directors and officers of North Carolina corporations. In general, the statute provides that
(i) a corporation must indemnify a director or officer who is wholly successful in his defense of a proceeding to which he or she is a party because of his or her status as such, unless limited by the articles of incorporation, and (ii) a corporation may indemnify a director or officer if he or she is not wholly successful in such defense, if it is determined as provided in the statute that the director or officer meets a certain standard of conduct.

However, when a director or officer is liable to the corporation, the corporation may not indemnify him or her. The statute also permits a director or officer of a corporation who is a party to a proceeding to apply to the courts for indemnification, unless the articles of incorporation provide otherwise, and the court may order indemnification under certain circumstances set forth in the statute. The statute further provides that a corporation may in its articles of incorporation or by-laws or by contract or resolution provide indemnification in addition to that provided by the statute, subject to certain conditions set forth in the statute.

     New Wachovia's by-laws provide for the indemnification of New Wachovia's directors and executive officers by New Wachovia against liabilities arising out of his or her status as such, excluding any liability relating to activities which were at the time taken known or believed by such persons to be clearly in conflict with the best interests of New Wachovia.

     New Wachovia's articles of incorporation provide for the elimination of the personal liability of each director of New Wachovia to the fullest extent permitted by the provisions of the North Carolina Business Corporation Act, as the same may from time to time be in effect.

     New Wachovia maintains directors and officers liability insurance, subject to certain deductible amounts. In general, the policy insures (i) New Wachovia's directors and officers against loss by reason of any of their wrongful acts, and/or (ii) New Wachovia against loss arising from claims against the directors and officers by reason of their wrongful acts, all subject to the terms and conditions contained in the policy.

Item 8.  Exhibits.

Exhibit No.    Description
-----------    -----------

3.1 -Amended and Restated Articles of Incorporation of New Wachovia (incorporated by reference to Exhibit (3) to New Wachovia's 1998 Third Quarter Report on Form 10-Q and to Exhibit 3.5 to New Wachovia's Registration Statement on Form S-4 (No. 333-59616)).

3.2 -Bylaws of New Wachovia, as amended (incorporated by reference to Exhibit (3)(b) to New Wachovia's 1995 Annual Report on Form 10-K and to Exhibit 3.6 to New Wachovia's Registration Statement on Form S-4 (No. 333-59616)).

4.1 -New Wachovia's Shareholder Protection Rights Agreement (incorporated by reference to Exhibit (4) to New Wachovia's Current Report on Form 8-K dated December 20, 2000).

4.2 - All instruments defining the rights of holders of long-term debt of New Wachovia and its subsidiaries. (Not filed pursuant to (4)(iii) of Item 601(b) of Regulation S-K; to be furnished upon request of the Commission.)

5.1            -Opinion of Ross E. Jeffries, Jr., Esq.

23.1           -Consent of KPMG LLP.

23.2           -Consent of Ernst & Young LLP.

23.3           -Consent of Ross E. Jeffries, Jr., Esq. (Included in Exhibit
               5.1.)

24.1           -Power of Attorney.

Item 9.  Undertakings.

     (a)  Rule 415 offering.

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (as amended, the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
          Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)  Filings incorporating subsequent Exchange Act documents by reference.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Request for acceleration of effective date of filing of registration statement on Form S-8.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on September 7, 2001.

                              WACHOVIA CORPORATION

                              By: /s/ Ross E. Jeffries, Jr.
                                 --------------------------
                                Ross E. Jeffries, Jr.
                                Senior Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

  /s/ L. M. Baker, Jr.                Chairman and Director
------------------------------
  L. M. Baker, Jr.

  G. Kennedy Thompson *               President, Chief Executive Officer
------------------------------
  G. Kennedy Thompson                  and Director


  Robert P. Kelly *                   Executive Vice President
------------------------------
  Robert P. Kelly                      and Chief Financial Officer

  /s/ David M. Julian                 Senior Vice President and
------------------------------
  David M. Julian                      Corporate Controller
                                       (Principal Accounting Officer)

______________________________        Director
  F. Duane Ackerman

______________________________        Director
  James S. Balloun

  Erskine B. Bowles *                 Director
------------------------------
  Erskine B. Bowles

  Robert J. Brown *                   Director
------------------------------
  Robert J. Brown

______________________________        Director
  Peter C. Browning

______________________________        Director
  John T. Casteen, III

  William H. Goodwin, Jr. *           Director
------------------------------
  William H. Goodwin, Jr.

______________________________        Director
  Robert A. Ingram

  Radford D. Lovett*                  Director
------------------------------
  Radford D. Lovett

  Mackey J. McDonald*                 Director
------------------------------
  Mackey J. McDonald

  Joseph Neubauer *                   Director
------------------------------
  Joseph Neubauer

______________________________        Director
  Lloyd U. Noland, III

  Ruth G. Shaw *                      Director
------------------------------
  Ruth G. Shaw

  Lanty L. Smith *                    Director
------------------------------
  Lanty L. Smith

______________________________        Director
  John C. Whitaker, Jr.

______________________________        Director
  Dona Davis Young


*By Ross E. Jeffries, Jr., Attorney-in-Fact

/s/ Ross E. Jeffries, Jr.
-------------------------
  Ross E. Jeffries, Jr.

Date: September 7, 2001

                                 EXHIBIT INDEX

Exhibit No.    Description
-----------    -----------

3.1 -Amended and Restated Articles of Incorporation of New Wachovia (incorporated by reference to Exhibit (3) to New Wachovia's 1998 Third Quarter Report on Form 10-Q and to Exhibit 3.5 to New Wachovia's Registration Statement on Form S-4 (No. 333-59616)).

3.2 -Bylaws of New Wachovia, as amended (incorporated by reference to Exhibit (3)(b) to New Wachovia's 1995 Annual Report on Form 10-K and to Exhibit 3.6 to New Wachovia's Registration Statement on Form S-4 (No. 333-59616)).

4.1 -New Wachovia's Shareholder Protection Rights Agreement (incorporated by reference to Exhibit (4) to New Wachovia's Current Report on Form 8-K dated December 20, 2000).

4.2 - All instruments defining the rights of holders of long-term debt of New Wachovia and its subsidiaries. (Not filed pursuant to (4)(iii) of Item 601(b) of Regulation S-K; to be furnished upon request of the Commission.)

5.1            -Opinion of Ross E. Jeffries, Jr., Esq.

23.1           -Consent of KPMG LLP.

23.2           -Consent of Ernst & Young LLP.

23.3           -Consent of Ross E. Jeffries, Jr., Esq. (Included in Exhibit
               5.1.)

24.1           -Power of Attorney.